UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE.

Letter of Intent for Articulated Tug-Barge Unit

On September 19, 2007, K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”) announced that it has entered into a letter of intent with the Manitowoc Marine Group to construct a 185,000 barrel articulated tug-barge unit.  The expected cost is between $68 million to $70 million with delivery projected for the fourth quarter of calendar 2009.  The Partnership also has an agreement in principle for a long-term charter for the unit with a major customer that is expected to commence upon delivery.  The letter of intent, which includes an option to build a second unit of similar design and cost, is subject to various conditions, including the execution and delivery of definitive agreements with respect to the construction of the unit.

Commencement of Public Offering

On September 20, 2007, the Partnership announced that it intends to commence a public offering of 3.0 million common units representing limited partner interests.  The Partnership intends to grant the underwriters a 30-day option to purchase a maximum of 450,000 additional common units to cover over-allotments.  The Partnership expects to use the proceeds of the offering to repay indebtedness.

Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC are serving as joint book-running managers for the offering.  When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the offices of Lehman Brothers Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, fax: (631) 254-7140, email: qiana.smith@broadridge.com, fax: 631-254-7140; Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220; and UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, NY 10171, phone: 212-821-3000.

The common units are being offered pursuant to an effective shelf registration statement that K-Sea previously filed with the U.S. Securities and Exchange Commission.  The press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include any statements that are not historical facts, such as the Partnership’s expectations regarding the cost and expected delivery date of the articulated tug-barge unit, the ability to enter into mutually agreeable definitive agreements with respect to the construction of the unit, and the acceptance of the unit upon delivery by the charter party. These statements involve risks and uncertainties, including, but not limited to, cost overruns or delays in the construction of the unit, potential changes in customer specifications or expectations, possible disagreements with Manitowac Marine Group in negotiations with respect to definitive construction agreements, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Partnership’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Partnership disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

This information is furnished pursuant to Item 7.01 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

The following exhibits are furnished herewith:

99.1                           Press Release dated September 19, 2007 regarding articulated tug-barge unit

99.2                           Press Release dated September 20, 2007 regarding proposed offering of common units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: September 20, 2007		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated September 19, 2007 regarding articulated tug-barge unit

99.2	Press Release dated September 20, 2007 regarding proposed offering of common units